                    COMMON SECURITIES SUBSCRIPTION AGREEMENT


                  COMMON SECURITIES SUBSCRIPTION AGREEMENT, dated as of March 18, 1998 (this "Agreement"), between Central Parking Finance Trust, a statutory business trust organized under the laws of the State of Delaware (the "Trust"), and Central Parking Corporation, a Delaware corporation (the "Buyer"), relating to the Trust's 5 1/4% Common Securities (liquidation amount $25 per common security) representing undivided beneficial interests in the Trust (the "Common Securities").

                  WHEREAS, the Buyer, as sponsor of the Trust, desires to purchase from the Trust, and the Trust desires to sell to the Buyer, certain of the Trust's securities.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. The Buyer hereby subscribes for and offers to purchase and the Trust hereby accepts such offer and agrees to issue and sell to the Buyer:

(a) contemporaneous with the Closing Date (as defined in the Purchase Agreement, dated March 18, 1998, among the Buyer, the Trust and each of the underwriters named therein), 123,711 Common Securities with an aggregate liquidation amount with respect to the assets of the Trust of $3,092,775 in consideration of the payment on or before the date hereof of $3,092,775 in immediately available funds;

(b) contemporaneous with the purchase of any Optional Preferred Securities (as defined in the Purchase Agreement) pursuant to the exercise of the over-allotment option granted by the Trust pursuant to the Purchase Agreement, a number of additional Common Securities equal to 12,371, in consideration of the payment of $25 per Common Security in immediately available funds.

                  2. The Trust represents and warrants that, upon execution and delivery to the Buyer, the Common Securities will be duly authorized, validly issued, fully paid and non-assessable and entitled to the benefits and subject to the terms of the Amended and Restated Declaration of Trust, dated as of March 18, 1998, between the Buyer, as sponsor, Chase Manhattan Bank Delaware, as Delaware Trustee, Chase Bank of Texas, National Association, as Property Trustee, and Monroe J. Carell, Jr., James H. Bond and Andrew M. Paalborg, as Administrative Trustees.

                  3. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflicts of law principles thereof.

                  IN WITNESS WHEREOF, each of the Trust and the Buyer has caused this Agreement to be signed by its duly authorized officers as of the date first above written.


                                            CENTRAL PARKING FINANCE TRUST



                                            By:
                                               --------------------------------
                                               Name:  Monroe J. Carell, Jr.
                                               Title: Administrative Trustee



                                            By:
                                               --------------------------------
                                               Name: James H. Bond
                                               Title: Administrative Trustee



                                            By:
                                               --------------------------------
                                               Name:  Andrew M. Paalborg
                                               Title: Administrative Trustee


                                            CENTRAL PARKING CORPORATION



                                            By:
                                               --------------------------------
                                               Name:  Monroe J. Carell, Jr.
                                               Title: Chairman of the Board
                                                        and Chief Executive
                                                        Officer


                                        3